Exhibit 1.1

EXECUTION COPY

$800,000,000

CEPHALON, INC.

2.00% Convertible Senior Subordinated Notes due June 1, 2015

UNDERWRITING AGREEMENT

June 2, 2005

Deutsche Bank Securities Inc.
As Representative of the several Underwriters
listed in Schedule A hereto

60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

1.             Introductory.  Cephalon, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) $800,000,000 principal amount of its 2.00% Convertible Senior Subordinated Notes due June 1, 2015 (the “Firm Securities”) and, at the election of the Underwriters, solely to cover over-allotments, an aggregate of up to an additional $120,000,000 principal amount of its 2.00% Convertible Senior Subordinated Notes due June 1, 2015 (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”) to be issued under an indenture dated as of June 7, 2005 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).  Under the terms of the Indenture, the Offered Securities are convertible, in whole or in part, into cash and shares of Common Stock, $.01 par value, of the Company (the “Underlying Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-112541), including a prospectus (the “Base Prospectus”), relating to the sale, in one or more offerings, of various securities of the Company (including the Offered Securities) and shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement (No. 333-112541), including the exhibits thereto, in effect and as amended to the date of this Agreement.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. As used herein, the terms “Registration Statement”, “Base Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, Prospectus or any Preliminary Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Simultaneously with the execution of this Agreement, a Convertible Note Hedge Confirmation (the “Hedge Confirmation”) and a Warrant Confirmation (the “Warrant Confirmation”, and the Warrant Confirmation together with the Hedge Confirmation, the “Call Spread Agreements”), each dated as of June 2, 2005, will each be entered into among the Company, Deutsche Bank AG, London and Deutsche Bank AG, New York, as agent.

The Company hereby agrees with the Underwriters as follows:

2.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)     The Company satisfies all of the requirements of the Securities Act for the use of Form S-3 for the offering of the Offered Securities.  The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement under the Securities Act is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

(b)     On the effective date of the Registration Statement, such Registration Statement complied in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) on the date hereof, the Registration Statement and Prospectus comply in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (A) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through Deutsche Bank Securities Inc. (“Deutsche Bank”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) of this Agreement or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act.  None of the Registration Statement, the Prospectus or any Preliminary Prospectus contains any “non-GAAP financial measures” as defined in Item 10 of Regulation S K.

(c)     Each Preliminary Prospectus complied when filed in all material respects with the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) of this Agreement.

(d)     The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(e)     Each subsidiary of the Company has been duly organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(f)      The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will conform in all material respects to the description thereof contained in the Prospectus; the Offered Securities have been duly authorized; and when the Offered Securities are executed, authenticated, delivered and paid for pursuant to this Agreement on each Closing Date (as defined below) and the Indenture has been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and to the terms thereof contained in the Indenture, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)     When the Offered Securities are executed, authenticated, delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into cash and Underlying Shares in accordance with the terms of the Indenture; the Underlying Shares initially issuable (i) upon conversion of such Offered Securities and (ii) in respect of the Warrant Confirmation have been duly authorized and reserved for issuance and, when issued, will be validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(h)     Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the issuance and sale of the Offered Securities.

(i)      No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders or filings as have already been obtained or may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the several Underwriters in the manner contemplated herein and in the Prospectus.

(j)      The execution, delivery and performance by the Company of the Indenture, this Agreement and the Call Spread Agreements, and the issuance and sale of the Offered Securities and the Underlying Shares into which the Offered Securities are convertible and compliance with the terms and provisions of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the certificate of incorporation or by-laws of the Company or the organizational documents of any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k)     This Agreement has been duly authorized, executed and delivered by the Company.

(l)      Each of the Call Spread Agreements has been duly and validly authorized by the Company, and, upon its execution and delivery by the Company, and assuming due authorization, execution and delivery by each counterparty thereto, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m)    Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and

except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(n)     The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.

(o)     No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(p)     Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(q)     Except as disclosed in the Prospectus, there are no pending actions, suits, claims, arbitrations, investigations or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Call Spread Agreements or this Agreement; and no such actions, suits, claims, arbitrations, investigations or proceedings are threatened or, to the Company’s knowledge, contemplated.

(r)      The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the

Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(s)     Except as disclosed in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus there has been no material adverse change, nor any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)      The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(u)     The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(v)     The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system in accordance with the Exchange Act.

(w)    The following terms shall have the following meanings:

“Intellectual Property” means all intellectual property rights, including without limitation, (i) patents, patent applications, and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Owned Intellectual Property” means all Intellectual Property owned by the Company or any of its subsidiaries and material to their business.

“Intellectual Property Licenses” means all licenses, sublicenses or other agreements concerning Intellectual Property to which the Company or any of its subsidiaries are bound or otherwise covered and that are material to their business.

“Licensed Intellectual Property” means all Intellectual Property licensed or sublicensed to the Company or any of its subsidiaries pursuant to the Intellectual Property Licenses.

The Company or its subsidiaries are the exclusive owners of the entire right, title and interest in and to, or have a valid license to use, to the extent so used, all Intellectual Property that is used in the business of the Company and its subsidiaries as currently conducted. The Company or its subsidiaries are entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of the their business without limitation, subject only to the terms of the Intellectual Property Licenses. The Owned Intellectual Property and, to the best of the knowledge of the Company, the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights owned or used by the Company or its subsidiaries would not result in a Material Adverse Effect that is not otherwise disclosed in the Prospectus.

To the knowledge of the Company, the conduct of the Company’s or its subsidiaries’ business as currently conducted or proposed to be conducted does not infringe or misappropriate the Intellectual Property of any third party. No actions or proceedings alleging any of the foregoing are pending, and no claim has been threatened or asserted against the Company or any of its subsidiaries alleging any of the foregoing. To the knowledge of the Company, no person is engaging in any activity that infringes the Owned Intellectual Property that would result in a Material Adverse Effect, except as otherwise disclosed in the Prospectus.

No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the Owned Intellectual Property or that would impair the validity or enforceability of the Owned Intellectual Property, except for any such decree, order, injunction or ruling that would not result in a Material Adverse Effect.

(x)     Each of the Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as the

Company and its subsidiaries, as the case may be, deem adequate and customary for their respective businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, general liability and directors and officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(y)     As of December 31, 2004 and since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonable likely to materially affect, the Company’s internal control over financial reporting.

(z)     There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company $800,000,000 principal amount of the Firm Securities, at a purchase price of 97.00% of the principal amount thereof plus accrued interest, if any, from June 7, 2005 to the First Closing Date (as hereinafter defined), as set forth opposite each Underwriter’s name in Schedule A hereto.

The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Firm Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Deutsche Bank, as instructed by the Company, drawn to the order of Cephalon, Inc. at the office of Davis Polk & Wardwell, 450 Lexington Avenue,

New York, New York 10017 at 10:00 A.M. (New York time), on June 7, 2005, or at such other time not later than five full business days thereafter as Deutsche Bank and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the above office of Davis Polk & Wardwell prior to the First Closing Date.

In addition, upon written notice from Deutsche Bank given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Underwriters may purchase (for the sole purpose of covering over-allotments made in connection with the sale of the Firm Securities) all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including accrued interest, if any, thereon from June 7, 2005 to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to Underwriters the principal amount of Optional Securities specified in such notice and Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by Deutsche Bank to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and, to the extent not previously exercised, may be surrendered and terminated at any time upon notice by Deutsche Bank to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Deutsche Bank on behalf of the several Underwriters but shall not be later than ten full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Deutsche Bank, as instructed by the Company, drawn to the order of Cephalon, Inc. at the above office of Davis Polk & Wardwell, or at such other location as the Underwriters and the Company determine, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

4.             Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)     The Company will file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Underwriters, subparagraph (5) thereof) not later than the second business day following the date of this Agreement and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities.

(b)     So long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales of the Offered Securities by the Underwriters or any dealer, the Company will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the Underwriters’ consent, which shall not be unreasonably withheld; the Company will advise the Underwriters promptly of the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued; and the Company will advise the Underwriters promptly of the receipt of any notice with respect to any suspension of qualification of the Offered Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use its best efforts to prevent any such suspension of qualification and to obtain as soon as possible its lifting, if issued.  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales of the Offered Securities by the Underwriters or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with law, the Company promptly will notify the Underwriters of such event and promptly will prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance.  Neither the Underwriters’s consent to, nor the Underwriters’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(c)     The Company will furnish to the Underwriters copies of the Registration Statement (two of which will be signed and will include all exhibits), any related Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(d)     The Company will arrange for the qualification of the Offered Securities and the Underlying Shares into which the Offered Securities are convertible for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters as contemplated in the Prospectus; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(e)     During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will, upon request, furnish to the Underwriters (i) as soon as available, a copy of each such report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the business and financial condition of the Company as the Underwriters may reasonably request.

(f)      During the period of two years after the later to the First Closing Date and the last Optional Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)     The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Call Spread Agreements including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the

Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Registration Statement, any Preliminary Prospectus, the Prospectus, and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (iv) any out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto, and (v) for expenses incurred in distributing any Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters.  The Company will reimburse the Underwriters for all reasonable and documented travel expenses of the Underwriters and the Company’s officers and employees and any other reasonable expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(h)     In connection with the offering, until Deutsche Bank shall have notified the Company and the other Underwriters of the completion of the distribution of the Offered Securities as contemplated in the Prospectus, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities, or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i)      As soon as practicable, but not later than 16 months, after the date hereof, the Company will make generally available to their security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof, and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to date hereof, which will satisfy the provisions of Section 11(a) of the Securities Act.

(j)      For a period of 60 days after the date of the initial offering of the Offered Securities by the Underwriters, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company, including the Offered Securities, or warrants or other rights to purchase shares of Common Stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank, except for (i) issuances of shares of Common Stock of the Company pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, or (iii) issuances of shares of Common Stock of the Company pursuant to the Company’s existing stock purchase plan or the Company’s profit sharing 401(k) plan.  Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

5.             Conditions of the Obligations of the Underwriters.  The obligation of the Underwriters to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made in certificates or documents issued pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)     The Underwriters shall have received a letter dated the date hereof and the applicable Closing Date, respectively, in form and substance satisfactory to the Underwriters, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

(b)     The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(c)     Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters (including Deutsche Bank) is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters (including Deutsche Bank) be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or The NASDAQ National Market or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of securities or clearance services in the United States; (vi) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including Deutsche Bank), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities; (vii) the suspension of trading of any securities of the Company, including the Common Stock, on any exchange or over-the-counter market, or by the Commission or any other governmental authority; or (viii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act).

(d)     The Underwriters shall have received an opinion, dated such Closing Date, of Sidley Austin Brown & Wood LLP, counsel for the Company, that:

(i)      The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)     The Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities delivered on such Closing Date have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed, issued and delivered by the Company; and the Indenture constitutes, and the Offered Securities when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(iii)    The Offered Securities delivered on such Closing Date are convertible into cash and Common Stock of the Company in accordance with the terms of the Indenture, and the shares of such Common Stock initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon conversion of the Offered Securities and, when issued upon such conversion of such Offered Securities, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares under applicable law, the Company’s certificate of incorporation or by-laws or, to such counsel’s knowledge, any other agreement or instrument to which the Company is a party or by which the Company is bound;

(iv)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act;

(v)     No consent, approval, authorization or order of, or filing with, any United States or state governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or over any of its or their respective properties or operations is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such consents, approvals, authorizations, orders or filings as have already been obtained or may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters;

(vi)    The execution, delivery and performance by the Company of its obligations under the Indenture, this Agreement and the Call Spread Agreements and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions thereof will not (i) violate (x) any provision of any statute, rule or regulation known to such counsel to be applicable to transactions of the nature contemplated thereby, (y) any order, known to such counsel, of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (z) the certificate of incorporation or by-laws of the Company or (ii) result in a breach or violation of the terms or provisions of, or constitute a default under, any agreement or instrument, known to such counsel, to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which, in each case, would be required to be filed by the Company with the Commission pursuant to the Exchange Act;

(vii)   This Agreement has been duly authorized, executed and delivered by the Company;

(viii)  Each of the Call Spread Agreements has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) the discretion of a court to invalidate or decline to enforce any right, remedy or provision of the Call Spread Agreements, determined by it, in any such case, to be a penalty, and (iv) Section 160 of the General Corporation Law of the State of Delaware;

(ix)    The authorized capital stock of the Company is as set forth in the Prospectus Supplement under the caption “Capitalization” as of the dates stated therein;

(x)     The statements in the Prospectus Supplement under the caption “Description of Notes,” insofar as such statements constitute a summary of certain provisions of the Indenture and the Offered Securities, constitute accurate summaries thereof in all material respects;

(xi)    The statements in the Prospectus Supplement under the caption “Description of Capital Stock” insofar as such statements constitute a summary of law, legal matters or documents referred to therein, constitute accurate summaries thereof in all material respects;

(xii)   The statements made in the Prospectus Supplement under the caption “United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xiii)  The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(xiv)  The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, other financial or related statistical data or supporting schedules contained in the Registration Statement or the Prospectus, or to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act); and

(xv)   Such counsel shall also state that it has no reason to believe that the Registration Statement, as of its effective date, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of such Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief as to the financial statements, other financial or related statistical data or supporting schedules contained in the Registration Statement or the Prospectus, or to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act);

(e)     The Underwriters shall have received an opinion, dated such Closing Date, from John E. Osborn, Senior Vice President, General Counsel and Secretary of the Company, that:

(i)      The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the Company’s ownership or leasing of property or the conduct of its business requires such qualifications, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(ii)     To his knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Company’s subsidiaries of a character that would be required to be disclosed in an Annual Report on Form 10-K for the Company (if filed on and as of such Closing Date) other than those described in the Prospectus;

(iii)    To his knowledge, neither the Company nor any of the Company’s subsidiaries is currently in material breach of any applicable statute, rule or regulation known to him or any order, writ or decree known to him of any United States court or governmental agency or body having jurisdiction over the

Company or any of its subsidiaries, or over any of their properties or operations, that could have a Material Adverse Effect, but without expressing any opinion in this paragraph (iii) as to any matter relating to any pending or threatened action, suit, proceeding or investigation disclosed in the Prospectus;

(iv)    There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Call Spread Agreements or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to his knowledge, contemplated;

(v)     The statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2004 and Quarterly Report on Form 10-Q for the period ended March 31, 2005 under the captions “Business—Government Regulation” and “Legal Proceedings,” insofar as such statements constitute a summary of law, legal matters, documents or proceedings referred to therein, constitute accurate summaries thereof in all material respects;

(vi)    To his knowledge, there are no statutes or regulations, or agreements, contracts, leases or other documents to which the Company is a party of a character that would be required to be disclosed in or filed as an exhibit to a report under the Exchange Act (if such report were filed on and as of the date hereof) that is not described or incorporated in the Registration Statement or the Prospectus; and

(vii)   He shall also state that he has no reason to believe that the Registration Statement, as of its effective date, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of such Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that he need express no belief as to the financial statements, other financial or related statistical data or supporting schedules contained in the

Registration Statements or the Prospectus, or to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act);

(f)      The Purchasers shall have received an opinion, dated such Closing Date, from Robert Hrubiec, in-house patent counsel for the Company, that:

(i)      The Company or its subsidiaries are the exclusive owners of the entire right, title and interest in and to, or have a valid license to use to the extent so used, all Intellectual Property used in the business of the Company and its subsidiaries as currently conducted. The Company or its subsidiaries are entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of their business without limitation, subject only to the terms of the Intellectual Property Licenses. The Owned Intellectual Property and, to the best of his knowledge, the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights owned or used by the Company or its subsidiaries would not result in a Material Adverse Effect that is not otherwise disclosed in the Prospectus;

(ii)     To his knowledge, the conduct of the Company’s or its subsidiaries’ business as currently conducted or proposed to be conducted does not infringe or misappropriate the Intellectual Property of any third party. No actions or proceedings alleging any of the foregoing are pending, and no claim has been threatened or asserted against the Company or any of its subsidiaries alleging any of the foregoing. To his knowledge, no person is engaging in any activity that infringes the Owned Intellectual Property that would result in a Material Adverse Effect, except as otherwise disclosed in the Prospectus; and

(iii)    No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the Owned Intellectual Property or that would impair the validity or enforceability of the Owned Intellectual Property, except for any such decree, order, injunction, judgment or writing that would not result in a Material Adverse Effect.

(g)     The Underwriters shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)     The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement and the Prospectus or as described in such certificate.

(i)      The Underwriters shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section 5.

(j)      The Underwriters shall have received, on or prior to the date of this Agreement, lock-up agreements substantially in the form of Exhibit I attached hereto from each of the executive officers of the Company set forth in Schedule B hereto.

(k)     Each of the Call Spread Agreements shall have been entered into by the Company and each counterparty thereto and the premiums or any other amounts due thereunder shall have been paid.

(l)      The Company shall have obtained approval from The NASDAQ Stock Market, Inc. for listing on The NASDAQ National Market of the Underlying Shares to be issued (i) upon conversion of the Offered Securities and (ii) in respect of the Warrant Confirmation.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, contained herein. Deutsche Bank may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the

Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

6.             Indemnification and Contribution. (a)  The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 4(b) of this Agreement, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)     Each Underwriter severally and not jointly will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Deutsche Bank specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter in the Prospectus Supplement: the twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus Supplement; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 4(b) of this Agreement.

(c)     Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection 6(a) or 6(b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection 6(a) or 6(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection 6(a) or 6(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection 6(a) or 6(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection 6(a) or 6(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)     The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

7.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Deutsche Bank may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Deutsche Bank and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.             Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (ii), (iii), (iv), (v) or (vi) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

9.             Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or faxed and confirmed to the Underwriters c/o Deutsche Bank at 60 Wall Street, New York, New York 10005, Attention: Syndicate (fax: 212-797-9344), with a copy to Attention: General Counsel (fax: 212-797-4564) or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 41 Moores Road, Frazer, PA 19355, Attention: John E. Osborn (fax: 610-738-6258); provided, however, that any notice to a Underwriter pursuant to Section 6 will be mailed, delivered, or telegraphed and confirmed to such Underwriter.

10.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11.           Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Underwriters.

12.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CEPHALON, INC.

			By:	/s/ J. Kevin Buchi
				Name:	J. Kevin Buchi
				Title:	Senior Vice President and
Chief Financial Officer

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and as the
Representative of the several
Underwriters

By:	/s/ Pete A. Meyers
	Name:	Pete A. Meyers
	Title:	Managing Director

By:	/s/ Donald Sung
	Name:	Donald Sung
	Title:	Managing Director

SCHEDULE A

Underwriter	Principal Amount of Firm Securities
Deutsche Bank Securities Inc.	$608,000,000
ABN AMRO Rothschild LLC	38,400,000
CIBC World Markets Inc.	38,400,000
Credit Suisse First Boston LLC	38,400,000
Goldman, Sachs & Co.	38,400,000
J.P. Morgan Securities Inc.	38,400,000
Total	$800,000,000

SCHEDULE B

Executive officers of the Company who will deliver executed “lock-up” agreements to the Underwriters:

Frank Baldino, Jr., Ph.D.
J. Kevin Buchi
John E. Osborn
Peter E. Grebow, Ph.D.
Paul Blake, F.R.C.P.
Carl A. Savini
Jeffry L. Vaught, Ph.D.
Robert P. Roche

EXHIBIT I

FORM OF LOCK-UP AGREEMENT

                  , 2005

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355

Deutsche Bank Securities Inc.
As Representative of the Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering (the “Offering”) will be made that is intended to result in an orderly market for Convertible Senior Subordinated Notes (the “Securities”) of Cephalon, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that from the date hereof and until 60 days after the offering date set forth on the final prospectus used to sell the Securities (the “Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock, $.01 par value, of the Company (the “Common Stock”), or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any of these transactions is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Deutsche Bank Securities Inc., except pursuant to any written trading plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc., it will not, during the period commencing on the date hereof and ending 60 days after the Offering Date, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

If:

(1)           during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 60-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period;

the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The Company may release up to an aggregate of 200,000 shares of Common Stock subject to this Agreement and all other lock-up agreements signed by executive officers of the Company in connection with the Offering, provided that not more than 50,000 shares of Common Stock may be released with respect to the undersigned.

Any Common Stock or Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Common Stock or Securities acquired by the undersigned in the open market will not be subject to this Agreement.  A transfer of Common Stock or Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or before June 30, 2005.

Very truly yours,

Name:
Title: